EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Hines Global REIT, Inc. (“the Company”), each hereby certifies that to his/her knowledge, on the date hereof:

(a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2010                                   /s/ Charles N. Hazen
                Charles N. Hazen
                President and Chief Executive Officer

Date: March 30, 2010                                   /s/ Sherri W. Schugart
                Sherri W. Schugart
                Chief Financial Officer